                                   Exhibit 24


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint SUSAN SCHMIDT BIES, JAMES F. KEEN, CLYDE A. BILLINGS, JR., and TERESA A. FEHRMAN jointly and each of them severally, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute and sign the Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission, pursuant to the provisions of the Securities Act of 1933, by First Tennessee National Corporation ("Corporation") relating to the sale of its Common Stock, par value $2.50 per share, pursuant to the Registration Rights Agreement dated January 3, 1995, by and between the Corporation and certain shareholders of Carl I. Brown and Company ("CIB"), which was entered into pursuant to the Agreement and Plan of Merger dated as of September 6, 1994, by and among the Corporation, First Tennessee Bank National Association, and CIB and, further, to execute and sign any and all pre-effective and post-effective amendments thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, or their or his or her substitute or substitutes, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all the acts that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereto.

SIGNATURE                        TITLE                             DATE
- ---------                        -----                             ----
Ralph Horn                       Chief Executive Officer           January 31, 1995
- --------------------------
Ralph Horn                       (principal executive officer)
                                 and a Director

Susan Schmidt Bies               Executive Vice President          January 31, 1995
- --------------------------
Susan Schmidt Bies               and Chief Financial Officer
                                 (principal financial officer)

James F. Keen                    Senior Vice President and         January 31, 1995
- -----------------
James F. Keen                    Controller (principal
                                 accounting officer)

Jack A. Belz                     Director                          January 31, 1995
- --------------------------
Jack A. Belz

Robert C. Blattberg              Director                          January 31, 1995
- --------------------------
Robert C. Blattberg

J. R. Hyde, II                   Director                          January 31, 1995
- -----------------
J. R. Hyde, II

R. Brad Martin                   Director                          January 31, 1995
- -----------------
R. Brad Martin

Joseph Orgill, III               Director                          January 31, 1995
- --------------------------
Joseph Orgill, III





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
Richard E. Ray                   Director                          January 31, 1995
- -----------------
Richard E. Ray

Vicki G. Roman                   Director                          January 31, 1995
- -----------------
Vicki G. Roman

Michael D. Rose                  Director                          January 31, 1995
- -----------------
Michael D. Rose

William B. Sansom                Director                          January 31, 1995
- --------------------------
William B. Sansom

Gordon P. Street, Jr.            Director                          January 31, 1995
- ------------------------
Gordon P. Street, Jr.

Ronald Terry                     Director                          January 31, 1995
- --------------------
Ronald Terry





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